SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

NATHAN'S FAMOUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3189	11-3166443
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

1400 Old Country Road, Westbury, New York		11590
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number including area code	(516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

At the regular meeting of the Board of Directors of the Registrant held on September 12, 2007, the Board of Directors approved an increase of $5,000 in the annual retainer payable to its non-employee directors, consisting of Messrs. Robert Eide, Brian Genson, Barry Leistner, Attilio Petrocelli and Charles Raich. The increase is effective immediately on a pro rata basis for the current fiscal year ending March 30, 2008. The Registrant’s non-employee directors, whose compensation had not been increased since 1998, will now receive a total annual retainer of $12,500 and a fee of $750 for each Board of Directors and Committee meeting attended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

NATHAN'S FAMOUS, INC.

By: /s/ Ronald DeVos
Ronald DeVos
Vice-President Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: September 18, 2007